SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 20, 2011

I/OMAGIC CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-27267 (Commission File Number)	33-0773180 (IRS Employer Identification No.)

4 Marconi, Irvine, California 92618

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code  (949) 707-4800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

I/OMagic Corporation (the “Company”) entered into a Third Amendment of Lease (the “Third Amendment”) dated October 20, 2011 with Laro Properties L.P. (“Lessor”). The Third Amendment amends a Standard Industrial/Commercial Net Lease (“Lease Agreement”) originally dated July 1, 2003 between the Company and Lessor, as amended.

Under the Third Amendment, the term of the lease was reduced to May 31, 2012 from December 31, 2012. The Third Amendment also provided for the forfeiture of $27,000, representing the Company’s security deposit, to be applied against the Company’s rent due as of September 30, 2011.  In addition, the base rent was reduced to $14,300 per month on 22,000 square feet plus any rent obtained from the Company’s sublease of the premises, which is currently $8,000 per month from two subtenants. The Third Amendment also provides for a balance due of $42,578 upon termination of the lease. Finally, the Third Amendment provides for early termination of the lease by Lessor should it locate a new tenant, upon 60 days prior notice, and the Third Amendment terminates the Company’s option to extend the lease past the May 31, 2012 expiration date of the lease.

Copies of the Lease Agreement and the Third Amendment are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description of the Lease Agreement and the Third Amendment are qualified in their entirety by reference to the full text thereof.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

	Number	Description

	10.1	Standard Industrial/Commercial Net Lease dated July 1, 2003 between I/OMagic Corporation and Laro Properties L.P. (1)

	10.2	Third Amendment to Lease dated October 20, 2011 between I/OMagic Corporation and Laro Properties L.P. (2)
	________________	______________
	(1)	Incorporated by reference to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2003 (File No. 000-27267).
	(2)	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2011	I/OMAGIC CORPORATION

	By:	/s/ Tony Shahbaz
Tony Shahbaz
Chief Executive Officer

EXHIBITS FILED WITH THIS REPORT

Number	Description

10.2	Third Amendment to Lease dated October 20, 2011 between I/OMagic Corporation and Laro Properties L.P.